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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 21, 2000 relating to the financial statements and financial statement schedules, which appears in Acterna Corporation's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Boston, MA
February   , 2001